KILPATRICK STOCKTON LLP
                                           Attorneys at Law
                                                 Suite 2800
                                      1100 Peachtree Street
                               Atlanta, Georgia  30309-4530
                                    Telephone: 404.815.6500
                                    Facsimile: 404.815.6555


                 May 26, 1998


The Henssler Funds, Inc.
1281 Kennestone Circle, Suite 600
Marietta, Georgia  30066

Ladies and Gentlemen:

      We have served as counsel for The Henssler Funds, Inc., a Maryland corporation (the "Fund") registered as an investment company under the Investment Company Act of 1940, as amended (File No. 811-08659) with an indefinite number of shares of the Fund registered for offer and sale under the Securities Act of 1933, as amended, pursuant to the Fund's Registration Statement on Form N-1A (No. 33-46479) (the "Registration Statement").

          We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Fund and to the authorization and issuance of shares of The Henssler Equity Fund Common Stock, par value $.0001, of the Fund (the "Stock") as we have deemed necessary and advisable. Our opinion is limited to matters arising under the provisions of the Fund's Articles of Incorporation dated February 12, 1998 applicable to the issuance of the Stock by the Fund.

     In rendering this opinion, we have reviewed and relied upon a copy of the Fund's Articles of Incorporation, the Fund's By-Laws, the Fund's record of the various actions by the Directors thereof, and all such agreements, certificates of public officials, certificates and oral representations of officers and representatives of the Fund and others, and such other documents, papers, statutes and authorities as we have deemed necessary and advisable. In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of Stock, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Fund, will be legally issued, fully paid and non-assessable.

     This opinion is intended only for your use in connection with the offering of the Stock and may not be relied upon by any other person. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm and the opinions set forth herein in the prospectus included in the Registration Statement.


                                    Sincerely,

                                    KILPATRICK STOCKTON LLP



                                    By: /s/ Reinaldo Pascual
                                          Reinaldo Pascual, a Partner